                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement            / /   Confidential, for use of the
/x/  Definitive Proxy Statement                   Commission Only (as permitted
/ /  Definitive Additional Materials              by Rule 14a-6(e)(2))
/ /  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                                CASTLE BANCGROUP, INC.
                   (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                CASTLE BANCGROUP, INC.
                      (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

    2)   Form, Schedule or Registration Statement No.:

    3)   Filing Party:

    4)   Date Filed:

                                CASTLE BANCGROUP, INC.

                                        NOTICE

                                          of

               ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 1997


    NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Castle BancGroup, Inc., a Delaware corporation (the "Corporation"), will be held in the community room of First National Bank in DeKalb/Sycamore, 511 West State Street, Sycamore, Illinois 60178, on Wednesday, April 23, 1997 at 2:00 p.m., for the following purposes:

    (1) To elect eight directors to serve for terms ranging form one to three years if Proposal No. 2 is adopted, or, in the alternative, to elect eight directors to serve until the next annual meeting of stockholders;

    (2) To consider and vote upon a proposal to amend the Certificate of Incorporation of the Corporation to classify the Board of Directors, as more fully described in the accompanying Proxy Statement; and

    (3) To consider and vote upon a proposal to amend the Certificate of Incorporation of the Corporation to adopt a supermajority voting requirement to alter, amend, or repeal the classified board provisions set forth in Proposal No. 2; and

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

    IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

    NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

By Order of the Board of Directors



David B. Castle
SECRETARY

DeKalb, Illinois
March 21, 1997

--------------------------------------------------------------------------------
                                   PROXY STATEMENT
                                          OF
                                CASTLE BANCGROUP, INC.
                                208 WEST LOCUST STREET
                                DEKALB, ILLINOIS 60115
                                    (815) 758-7007

                            ANNUAL MEETING OF STOCKHOLDERS
                                    APRIL 23, 1997

--------------------------------------------------------------------------------
                                 GENERAL INFORMATION
--------------------------------------------------------------------------------

    This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Castle BancGroup, Inc. (the "Corporation") from holders of the Corporation's outstanding shares of common stock, par value $.33 1/3 per share ("Common Stock"), for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 23, 1997 at 2:00 p.m. in the community room of First National Bank in DeKalb/Sycamore, 511 West State Street, Sycamore, Illinois 60178, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and in this Proxy Statement.

    The Corporation will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Corporation, without receiving additional compensation therefor, may solicit proxies in person, by telephone or by facsimile. The Corporation may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The accompanying Notice of Annual Meeting, this Proxy Statement and form of proxy are first being mailed to the Corporation's stockholders on or about March 21, 1997.


--------------------------------------------------------------------------------
                             VOTING AT THE ANNUAL MEETING
--------------------------------------------------------------------------------

    The close of business on March 14, 1997, has been fixed as the record date for the determination of stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 3, 1997, the Corporation had 2,074,454 shares of Common Stock issued and outstanding.

    Each proxy that is properly signed and received prior to the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instructions are indicated, proxies will be voted "for" the election of all nominees named in the proxy, "for" the approval of the amendments to the Corporation's Certificate of Incorporation in Proposal Nos. 2 and 3, and in the discretion of the persons named in the proxy on such other matters as may properly come before the Annual Meeting. Any stockholder has the right to revoke a proxy at any time prior to its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Corporation a later-dated proxy or by mailing written notice of revocation to Castle BancGroup, Inc., 208 West Locust Street, DeKalb, Illinois 60115, Attention: David B. Castle, Secretary.

A stockholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein or any adjournments of such meeting.

    A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors will determine whether a quorum is present and will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter even though such shares will be considered present for the purpose of determining the presence of a quorum.

    Stockholders have the right to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute the votes among as many of the nominees as such stockholder deems appropriate. Cumulative votes for which a proxy is given will be divided equally among all director nominees for whom authority has been given. NOTWITHSTANDING THE FOREGOING, THE PROXY HOLDERS RESERVE THE RIGHT, EXERCISABLE IN THEIR SOLE DISCRETION, TO VOTE PROXIES CUMULATIVELY SO AS TO ELECT ALL OR AS MANY AS POSSIBLE OF SUCH DIRECTOR NOMINEES DEPENDING UPON THE CIRCUMSTANCES AT THE ANNUAL MEETING.

    In voting on approval of the amendments to the Corporation's Certificate of Incorporation in Proposal Nos. 2 and 3 and all other matters that may properly come before the Annual Meeting, each stockholder is entitled to one vote for each share of Common Stock held.

    A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect a director. A majority of the outstanding shares of Common Stock is required to approve the amendments to the Certificate of Incorporation in Proposal Nos. 2 and 3. In all other matters, the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required. For purposes of determining the approval of any matter submitted to the stockholders for a vote, other than the election of directors, abstentions and broker non-votes will have the same effect as votes against such matters.

--------------------------------------------------------------------------------
                       PROPOSAL NO.  1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


    The Corporation's Board of Directors is currently composed of eleven (11) directors. Three of the current directors, Larry D. Beaty, Louis P. Brady and Nancy D. Castle, have indicated their desire not to stand for reelection as directors of the Corporation. Accordingly, the Board of Directors has amended its Bylaws to provide that the number of directors of the Corporation, effective as of the 1997 Annual Meeting of Stockholders, shall be eight (8). The Corporation's Board of Directors has nominated the following eight persons, who are current directors of the Corporation, for election to the Board of

Directors of the Corporation: Bruce P. Bickner, Robert T. Boey, John W. Castle, Peter H. Henning, John B. Hiatt, Donald E. Kieso, James N. McInnes and William R. Monat.

    If Proposal No. 2 to amend the Certificate of Incorporation to provide for a classified Board of Directors is adopted at the Annual Meeting, John B. Hiatt and William R. Monat will be elected for a one-year term expiring in 1998; Robert T. Boey, Donald E. Kieso, and James N. McInnes will be elected for a two-year term expiring in 1999; and Bruce P. Bickner, John W. Castle and Peter H. Henning will be elected for a three-year term expiring in 2000. If Proposal No. 2 is not adopted, the eight nominees will serve until the 1998 Annual Meeting of Stockholders or until their respective successors have been elected and qualified.

    All of the nominees are currently serving as directors of the Corporation. Each of the nominees has agreed to serve as a director if elected, and the Corporation has no reason to believe that any nominee will be unable to serve. In the event of the refusal or inability of any nominee for director of the Corporation to serve as director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Corporation, unless the number of directors shall have been reduced by the Board.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE EIGHT (8) NOMINEES LISTED ABOVE.

INFORMATION FOR NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following information is furnished with respect to each person who has been nominated for election as a director, each of whom is currently a director of the Corporation, the two existing directors not standing for reelection and each person who is an executive officer of the Corporation.


                            DIRECTOR OR
            NAME       AGE  OFFICER SINCE         POSITION
            ----       ---  -------------         --------

DIRECTOR NOMINEES:
  Bruce P. Bickner      53     1991         Director
  Robert T. Boey        57     1992         Director
  John W. Castle        63     1984         Director and Chairman of the
                                             Board of the Corporation
  Peter H. Henning      49     1988         Director
  John B. Hiatt         75     1990         Director
  Donald E. Kieso       60     1993         Director

  James N. McInnes      71     1984         Director and President
                                             of the Corporation
  William R. Monat      72     1993         Director

DIRECTORS NOT STANDING FOR
REELECTION:
  Larry D. Beaty        52     1990         Director, Executive Vice President
                                             and Treasurer of the Corporation

  Louis P. Brady        74     1984         Director and Vice Chairman
                                             of the Corporation
  Nancy D. Castle       61     1984         Director

EXECUTIVE OFFICERS:
  James V. Bowers       59     1992         President of First
                                             National Bank in DeKalb
  Lawrence M. Budnik    37     1995         President of Castle Mortgage, Inc.
  David B. Castle       29     1996         Secretary of the Corporation and
                                             Executive Vice President of
                                             Castle Finance Company
  Gerald D. Engelhart   54     1996         Interim President of Castle Finance
                                             Company and Senior Vice President
                                             of Sandwich State Bank
  Stan J. Free          36     1993         President of The Bank of Yorkville
  James H. Hall         55     1993         Chairman of The Bank of Yorkville
  A. Gene Shumway       49     1996         President of Sandwich State Bank
  David A. Stearns      50     1995         President of First State Bank of
                                             Harvard
  Patrick J. Wise       41     1995         Vice President - Operations
                                             of the Corporation
  Jea Nae B. Wood       33     1996         Controller of the Corporation
  Thomas D. Young       51     1995         Vice President - Marketing
                                             of the Corporation

DIRECTORS:

BRUCE P. BICKNER is Chairman and Chief Executive Officer of DeKalb Genetics Corp., an agricultural genetics company. Mr. Bickner has held such position since 1988. Mr. Bickner is also a director of DeKalb Genetics Corp.

ROBERT T. BOEY is President of American Bare Conductor, Inc., a manufacturer of electrical copper wire and cable products. He has held such position since 1985. Mr. Boey also has been a director of FNB since 1988.

JOHN W. CASTLE is Chairman of the Board and Chief Executive Officer of the Corporation and has held such offices since 1984. Mr. Castle has been a director of FNB, SSB and CFC since 1984, a director of SBI and FSB since 1990, a director of BOY since 1993 and a director of CMI since 1995. Mr. Castle is also the owner, director and an officer of Castle Communications, Inc., a commercial printer, and is the father of David B. Castle.

PETER H. HENNING is Chairman and Chief Executive Officer of Plano Molding Co., a manufacturer of proprietary and custom plastic injection molded products. Mr. Henning has been a director of SSB since 1988.

JOHN B. HIATT is retired from Hiatt Brothers, a commercial construction company. Mr. Hiatt has been a director of FNB since 1984.

DONALD E. KIESO is the KPMG Peat Marwick Emeritus Professor of Accountancy at Northern Illinois University. He has been a director of SSB since 1993.

JAMES N. MCINNES is President and Chief Operating Officer of the Corporation and has held such offices since 1984 and 1992, respectively. Mr. McInnes has been director and President of SBI since 1990, Chairman of SSB since 1992, director of FNB since 1984, director of FSB since 1990, director of CFC since 1985, director of BOY since 1993 and director of CMI since 1995. He is also a director of Plano Molding Co.

WILLIAM R. MONAT is a Regency Professor Emeritus at Northern Illinois University. Mr. Monat has been a director of FNB since 1982, Secretary and director of CMI since 1995 and director of CFC since 1996.

DIRECTORS NOT STANDING FOR REELECTION:

LARRY D. BEATY is Executive Vice President, Chief Financial Officer and Treasurer of the Corporation. On March 14, 1997, Mr. Beaty notified the Corporation that he will resign his director and officer positions with the Corporation and its subsidiaries effective April 30, 1997. Mr. Beaty has been Treasurer since 1984 and Executive Vice President and Chief Financial Officer since 1992. With respect to the subsidiaries of the Corporation, he has been a director of First National Bank in DeKalb ("FNB") since 1982, Treasurer and director of SBI Illinois, Inc. ("SBI") since 1990, director of First State Bank of Harvard ("FSB") since 1990, director of The Bank of Yorkville ("BOY") since 1993, Assistant Secretary and director of Castle Mortgage, Inc. ("CMI") since 1995 and director of Castle Finance Company, Inc. ("CFC") since 1996.

LOUIS P. BRADY is a retired insurance and real estate broker. He has been Vice Chairman of Sandwich State Bank ("SSB") since 1984.

NANCY D. CASTLE is President and Chief Executive Officer of Horizons Unlimited Foundation, a private foundation. She is also a director and officer of Castle Communications, Inc., a commercial printer, and is the mother of David B. Castle.

EXECUTIVE OFFICERS:

JAMES V. BOWERS is President of FNB.  He was President of FSB from 1990 to 1992.

LAWRENCE M. BUDNIK is President of CMI. He was President of Premier Home Financing, Inc. prior to its acquisition by the Corporation in 1995.

DAVID B. CASTLE is Secretary of the Corporation. He has been Executive Vice President of CFC since 1995. He was Senior Vice President of CFC in 1994 and Assistant Cashier at SSB from 1990 to 1994. He is the son of Nancy D. Castle and John W. Castle.

GERALD D. ENGLEHART is Interim President of CFC. He has also been Senior Vice President of SSB since 1994 and has been with SSB since 1974.

STAN J. FREE is President of BOY. During 1993 he was Vice President of FNB and from 1987 to 1993 he was Vice President of 1st National Bank of St. Charles.

JAMES H. HALL is Chairman of BOY.  He was President of BOY from 1971 to 1993.

A. GENE SHUMWAY is President of SSB. From 1994 to 1996 he was Senior Vice President of SSB and from 1982 to 1994 he was Vice President of SSB.

DAVID A. STEARNS is President of FSB. From 1992 to 1995 he was President of Harris Bank of Woodstock and from 1982 to 1992 was President of Belvidere National Bank & Trust Company.

PATRICK J. WISE is Vice President - Operations of the Corporation. From 1994 to 1995 he was Vice President of Northern Trust Company and from 1989 to 1994 was President of Suburban Information System.

JEA NAE B. WOOD is Controller of the Corporation. From 1994 to 1996 she was General Auditor of the Corporation. From 1992 to 1994 she was Assistant Vice President of AMCORE Financial, Inc. From 1991 to 1992 she was Internal Auditor for Homebanc.

THOMAS D. YOUNG is Vice President - Marketing of the Corporation. From 1992 to 1995 he was a mortgage banker for Premier Home Financing, Inc. and from 1989 to 1992 was Vice President of First Nationwide Bank.



--------------------------------------------------------------------------------
                  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors held six meetings during 1996. The Board of Directors has an Audit and Compensation Committee and the Board of Directors as a whole operates as a committee to nominate directors for election. Each of the directors attended at least 75% of the meetings of the Board of Directors. Except for Bruce P. Bickner, who attended two of the five meetings of the Compensation Committee, each of the directors serving on the Audit and

Compensation Committees attended at least 75% of the meetings of the committees on which that director served.

     The Audit Committee is composed of Louis P. Brady, Nancy D. Castle, Donald
E. Kieso and William R. Monat. Mr. Brady is Chairman of the Committee. The Audit Committee's duties include reviewing the scope of internal and external accounting controls and audit procedures, the Corporation's accounting principles, policies and practices and financial reporting, and the results of internal and external audits conducted with respect to the Corporation and its subsidiaries. The Committee also recommends to the Board of Directors the selection of the Corporation's independent auditors. The Audit Committee met five times during 1996.

     The Compensation Committee is composed of John B. Hiatt (Chairman), Bruce
P. Bickner, Robert T. Boey, Louis P. Brady and Peter H. Henning. The Compensation Committee annually reviews all aspects of the compensation for the Chief Executive Officer, President and Executive Vice President of the Corporation and reviews the appropriateness of executive compensation and benefit programs. The Compensation Committee also recommends salary levels for subsidiary senior management which are adopted by the subsidiary Boards of Directors. The Committee is also responsible for recommending to the Board of Directors, the specific individual annual goals and objectives of the Chairman of the Board (Chief Executive Officer), the President (Chief Operating Officer), and the Executive Vice President (Chief Financial Officer). The Compensation Committee met five times during 1996.

--------------------------------------------------------------------------------
                               DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     Each non-employee director of the Corporation received an annual retainer of $7,200. In addition, each non-employee director received a fee of $200 for each Board or committee meeting attended as a member or $300 for each committee meeting attended as chairman of the committee. If a non-employee director is also a director of any bank subsidiary of the Corporation, such non-employee director receives an identical annual retainer and identical fees for meetings attended as a director of the bank subsidiary. If a non-employee director is also a director of a non-bank subsidiary of the Corporation, such non-employee director receives a $250 fee for meetings attended as a director of the non-bank subsidiary. Pursuant to the Corporation's Stock Benefit Plan, when a non-employee becomes a new director of the Corporation, such new non-employee director is automatically granted an option to purchase 1,500 shares of Common Stock. Directors who are employees of the Corporation or its subsidiaries do not receive additional compensation for serving as directors of the Corporation or any of its subsidiaries.

--------------------------------------------------------------------------------
                    PROPOSAL NO. 2 - APPROVAL  OF AMENDMENT TO
                    CERTIFICATE OF INCORPORATION TO ESTABLISH
              A CLASSIFIED BOARD OF DIRECTORS AND RELATED PROVISIONS
--------------------------------------------------------------------------------

ESTABLISHMENT OF A CLASSIFIED BOARD

     Under the Corporation's existing Certificate of Incorporation and Bylaws, the entire board of directors is elected at each annual meeting of the stockholders to serve until the next annual meeting or until their respective successors are elected and qualified. If adopted, the proposed new Sections 1, 2 and 3 of Subpart C of Article Sixth of the Certificate of Incorporation (the "Classified Board Provisions") would divide the Board of Directors into three classes, with each class to be as nearly equal as possible in number and to hold office for a staggered term of three years. The following summary of the proposed amendment is qualified in its entirety by reference to the full text of the proposed amendment attached hereto as EXHIBIT A.

     The stockholders will elect a total of eight directors at the Annual Meeting. If this Proposal No. 2 is approved by the stockholders, the Corporation will file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware amending Article Sixth, and upon the effectiveness of such filing the eight directors will be divided into three classes of directors. The two directors of the first class will hold office for a one-year term expiring at the 1998 annual meeting, the three directors of the second class will hold office for a two-year term expiring at the 1999 annual meeting and the three directors of the third class will hold office for a three-year term expiring at the 2000 annual meeting. For information regarding the Board nominees and the classes in which each will serve if Proposal No. 2 is adopted, see "Proposal No. 1--Election of Directors" and the full text of the proposed amendment attached as EXHIBIT A to this Proxy Statement. At each annual meeting beginning with the meeting to be held in 1998, the class whose term expires at such annual meeting will be elected for a three-year term. The requirement of a staggered election of directors will apply to every election thereafter.

     Under the Corporation's existing Certificate of Incorporation, holders of a majority of the Corporation's stock can change the composition of a majority of the directors on the Board at a single annual meeting. Such holders also have the power to remove a majority of the directors, with or without cause, and to elect their replacements. If Classified Board Provisions are adopted, at least two annual meetings normally will be required to effect a change in the composition of a majority of the Board.

     The Board of Directors believes that a staggered election of directors will promote continuity and stability in the Corporation's management and policies. Directors will serve for longer terms and, at any given time, two-thirds of the directors will normally have had prior experience on the Board. Although the Corporation has not experienced any problems with continuity and stability of management in the past, the Board believes that the establishment of a staggered board will enable the Corporation to continue to enjoy such continuity and stability in the future. The Board also believes that the existence of a staggered board will encourage a substantial stockholder to negotiate with the existing Board before attempting to take over the Corporation because, without the cooperation of the existing Board, it may take such a stockholder up to two years to acquire control of the Board. The Board believes that an arms-length negotiation of the terms of an attempt to acquire control of the Corporation is likely to result in more favorable terms for all stockholders than are the terms likely to be offered in a takeover that is initiated without advance negotiations.

     On the other hand, the additional time required to obtain control of a staggered board may discourage takeover bids which a majority of the stockholders might deem desirable. The adoption of the Classified Board Provisions will also increase the time required to change the management of the Corporation, even if a majority of the stockholders are dissatisfied with the management and believe such a change would be beneficial.

     The Board of Directors is not presently aware of any attempt to take control of the Corporation or to change its management. The Board believes, however, that the number of negotiated and non-negotiated attempts to acquire Illinois bank holding companies, such as the Corporation, are increasing.
The Board further believes that the stockholders will be better able to make an objective determination on the advisability of the proposed amendments to the Certificate of Incorporation if the amendments are considered at a time when no takeover attempt is imminent. The Certificate of Incorporation of the Corporation does not currently contain any provisions that may be deemed to have an "antitakeover" effect.

     Stockholders of the Corporation have cumulative voting rights in the election of directors pursuant to which each stockholder may cast a number of votes equal to the number of shares the stockholder owns multiplied by the number of directors to be elected. Votes may be distributed among one or more nominees. Cumulative voting provides an opportunity for persons holding less than a majority of the stock to elect one or more directors. While directors of the Corporation will continue to be elected by cumulative voting, the creation of a classified Board will substantially increase the number of shares required to elect one director. Currently, with eight directors being elected annually, a stockholder owning 100 shares could combine all 800 votes (100 shares x 8 nominees) for one nominee. If the proposed amendment is approved, only three directors will be elected annually so a stockholder with 100 shares will only have the ability to accumulate 300 votes (100 shares x 3 nominees). As a result, a classified Board of Directors will make it more difficult for minority stockholders to gain representation on the Board.

     Nonetheless, the Board of Directors believes that, on balance, the proposed amendment to the Certificate of Incorporation is advantageous to the Corporation and its stockholders.

VACANCIES

     The Corporation's Bylaws currently provide that a majority of the directors in office, although less than a quorum, may fill any vacancies in the Board of Directors and such new directors would serve until the next annual meeting of stockholders. The proposed amendment to the Corporation's Certificate of Incorporation also provides that a majority vote of the directors then in office may fill any vacancies on the Board. However, under the proposal, any directors so chosen will hold office until the annual meeting of stockholders at which the term of the class of directors to which such person is chosen expires. Accordingly, if a Class III director, whose term expires in 2000, resigns in 1998, the majority of directors then in office could elect an individual to fill such open directorship and such individual would serve as a Class III director of the Corporation until the annual meeting of stockholders in the year 2000.

REMOVAL OF DIRECTORS

     As permitted by the Delaware General Corporation Law, the Corporation's Bylaws permit any director or the entire Board of Directors to be removed by a majority vote of the stockholders, with or without cause, subject to certain procedural protections relating to cumulative voting. The Delaware General Corporation Law explicitly provides, however, that if a corporation's Board of Directors is classified, a director or the entire Board of Directors may be removed by a majority vote of stockholders only for cause, unless the Certificate of Incorporation provides otherwise. Section 3 of the Classified Board Provisions tracks Delaware law by providing that, subject to the rights, if any, of the holders of any other class or series of preferred stock, any director or the entire Board of Directors of the Corporation may be removed from office at any time, but only for cause and by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote in an election of directors. "Cause" is not defined in either the Classified Board Provisions or the section of the Delaware General Corporation Law which establishes the removal standards. The circumstances under which directors may be removed will be therefore judicially determined and are likely to be limited to circumstances involving fraud, criminal conduct or gross abuse of office amounting to a breach of fiduciary duty to the Corporation.

     The requirement that directors be removed only for cause is intended to prevent a substantial stockholder from circumventing the purposes of a classified board by removing incumbent directors without cause and then attempting to fill the vacancies with its own nominees. Such a requirement may, however, make it more difficult to remove a director even when the only reason for the removal is the performance of the director. The burden of having to prove cause will make such removal more difficult than at present.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF PROPOSAL NO. 2, THE FULL TEXT OF WHICH IS SET FORTH IN EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

--------------------------------------------------------------------------------
           PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO CERTIFICATE OF
         INCORPORATION TO ESTABLISH A SUPERMAJORITY VOTE REQUIREMENT
          TO ALTER, AMEND OR REPEAL THE CLASSIFIED BOARD PROVISIONS
--------------------------------------------------------------------------------

     Under the Corporation's Certificate of Incorporation the vote of only a majority of the outstanding shares of Common Stock is required to adopt the Classified Board Provisions set forth in Proposal No. 2. If this Proposal No. 3 is adopted, the Corporation's Certificate of Incorporation would be amended to add a new Section 4 to Subpart C of Article Sixth providing that the affirmative vote of 80% of the outstanding voting stock will be required to alter, amend or repeal, or to adopt any provision inconsistent with the Classified Board Provisions. In the absence of such 80% vote requirement, the stockholders would be able, at a later date, to amend or eliminate the Classified Board Provisions by the affirmative vote of the holders of a majority of the outstanding Common Stock.

     The requirement of an 80% vote will, in effect, give certain minority stockholders, including members of the Board of Directors in their capacity as stockholders, a veto power over any subsequent changes to such provisions, even if a majority of the stockholders favor such changes. Members of the Board of Directors and executive officers of the Corporation as a group currently benefically own 33.5% of the Common Stock. For purposes of evaluating the likelihood of achieving an 80% stockholder vote, it should be noted that at the 1996, 1995 and 1994 annual meetings of the stockholders, the holders of approximately 79.5%, 84.9% and 85.5%, respectively, of the outstanding Common Stock voted their shares.

     The Board also believes that the supermajority vote, along with the Classified Board Provisions, will encourage a substantial stockholder to negotiate with the existing Board before attempting a takeover of the Corporation because, management of the Corporation in their capacities as stockholders, could veto any attempt to eliminate the classified Board. The Board believes that an arms-length negotiation of terms of a potential takeover is likely to result in more favorable terms for all stockholders than terms offered in a takeover without advance negotiations. On the other hand, Proposal No. 3 may discourage bids which a majority of the stockholders might deem desirable and will increase the difficulty in changing the Classified Board Provisions, even if a majority of the stockholders believe such a change would be beneficial. The Board is not presently aware of any attempt to take control of the Corporation or to change its management.

     The foregoing summary of Proposal No. 3 is qualified in its entirety by reference to the full text of the proposed amendment attached hereto as EXHIBIT B. If this Proposal No. 3 is approved at the Annual Meeting but Proposal No. 2 establishing the Classified Board Provisions is not approved at the Annual Meeting, the amendment to the Corporation's Certificate of Incorporation contemplated by Proposal No. 3 will not be effected because the 80% vote requirement is appropriate only if the Classified Board Provisions are adopted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF PROPOSAL NO. 3.



--------------------------------------------------------------------------------
                                EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table summarizes compensation for services to the Corporation and the Corporation's subsidiaries for the years ended December 31, 1996, 1995 and 1994 paid to or earned by the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation whose salary and bonus exceeded $100,000 for the year ended December 31, 1996.

                              SUMMARY COMPENSATION TABLE


                                                                          LONG TERM
                                            ANNUAL COMPENSATION(1)       COMPENSATION
                                            ----------------------       ------------
                                                                            AWARDS
                                                                            ------
                                                                                                      ALL
                                                                           SECURITIES               OTHER
     NAME AND                                                              UNDERLYING             COMPEN-
     PRINCIPAL POSITION        YEAR        SALARY ($)     BONUS ($)      OPTIONS/SARS (#)   SATION ($)(2)
---------------------------   -----       -----------     ----------    ----------------    -------------
JOHN W. CASTLE                 1996        223,500         27,938           ---                    38,058
  Chairman of the Board        1995        216,000         93,124         30,000                   49,709
  and Chief Executive          1994        186,122         81,551           ---                    27,556
  Officer

JAMES N. MCINNES
  President and                1996        124,200         12,420           ---                    22,885
  Chief Operating Officer      1995        180,000         62,086         20,000                   39,629
                               1994        170,000         63,351           ---                    24,281

LARRY D. BEATY                 1996        186,300         18,630           ---                    28,741
  Executive Vice President,    1995        175,000         52,813         16,000                   36,114
  Treasurer and CFO            1994        165,000         56,589           ---                    24,587

JAMES V. BOWERS                1996        146,000         33,247           ---                    28,617
  President of FNB             1995        141,500         49,502          8,000                   28,060
                               1994        135,854         45,565           ---                    21,833

DAVID A. STEARNS
     President of FSB(3)       1996        135,000          9,450          3,500                    1,391
                               1995         93,314         22,535           ---                       ---


-------------------------------
(1) None of the named executive officers received any perquisites or other personal benefits, securities or property in an amount exceeding 10% of his salary and bonus during the last fiscal year.

(2) Consists of contributions by the Corporation under its Profit Sharing Plan and Supplemental Profit Sharing Plan during the last fiscal year to the named executive officers in the following amounts:

                   PROFIT SHARING PLAN      SUPPLEMENTAL PROFIT SHARING PLAN
                   -------------------      --------------------------------

  John W. Castle            18,030                         20,028

  James N. McInnes          18,416                          4,469

  Larry D. Beaty            18,030                         10,711

  James V. Bowers           21,643                          6,974

  David A. Stearns           1,391                           ---

(3) Mr. Stearns was not employed by the Corporation during 1994.

    The following table sets forth information regarding the individual grants of stock options made during the last completed fiscal year to David A. Stearns. No stock option grants were made during the last completed fiscal year to the other named executive officers.


                             OPTION GRANTS IN FISCAL YEAR

                                  INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------

                                                 PERCENT OF
                                                 TOTAL OPTIONS
                      NUMBER OF SECURITIES       GRANTED TO       EXERCISE                    GRANT DATE
                       UNDERLYING OPTIONS        EMPLOYEES IN      PRICE       EXPIRATION       PRESENT
    NAME                    GRANTED (#)          FISCAL YEAR      ($/SH)          DATE         VALUE($)(1)
    ----                -------------------     -------------     --------     ----------     -----------
David A. Stearns             3,500                  46.1%         $18.00         3/18/06       $18,375


-----------------------------------

(1) The Corporation has elected to disclose the Grant Date Present Value for stock options granted to the named executive officers. The Generalized Black-Scholes pricing model was used to calculate the present value for each option. The assumptions used in the model included an expected volatility of 20%, a risk-free rate of return of 7.0%, an expected dividend yield of 1.2% and an expected time of exercise which averaged
    6.5 years based on the vesting period.

    The following table sets forth information regarding the fiscal year-end values of unexercised stock options held by the named executive officers.


                                                     FISCAL YEAR-END STOCK OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                 STOCK OPTIONS AT FISCAL     IN-THE-MONEY STOCK OPTIONS
                                                         YEAR END           (#)AT FISCAL YEAR END ($)(1)
                                               ---------------------------  ----------------------------
                    SHARES          VALUE
                  ACQUIRED ON     REALIZED
    NAME          EXERCISE (#)       ($)       EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
    ----          -------------   --------     ------------  -------------  -----------   -------------
John W. Castle         0              0          7,500         22,500        $58,125       $174,375

James N. McInnes       0              0          5,000         15,000         38,700        116,250

Larry D. Beaty         0              0          4,000         12,000         31,000         93,000

James V. Bowers        0              0          2,000          6,000         15,500         46,500

David A. Stearns       0              0            0            3,500           0            13,125

---------------------------------
(1) This amount represents the difference in the market value of one share of the Corporation's Common Stock on December 31, 1996 ($21.75) and the exercise price times the number of shares.

--------------------------------------------------------------------------------
             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

    The members of the Executive Compensation Committee of the Corporation during the fiscal year ended December 31, 1996, were John B. Hiatt (Chairman), Bruce P. Bickner, Robert

T. Boey, Louis P. Brady and Peter H. Henning. No member of the Executive Compensation Committee was formerly an officer or employee of the Corporation or any of its subsidiaries.

    James N. McInnes, President of the Corporation, serves as a member of the Board of Directors and Compensation Committee of Plano Molding Company, Plano, Illinois. As a member of the Compensation Committee of Plano Molding Company, Mr. McInnes is actively involved in the determination of compensation awards to Plano Molding's management, including Peter H. Henning. Mr. Henning, who is Chairman of the Board, President and CEO of Plano Molding Company, is a member of the Corporation's Executive Compensation Committee. As a member of such Committee, Mr. Henning is actively involved in the determination of compensation awards to the members of senior management of the Corporation, including Mr. McInnes.


--------------------------------------------------------------------------------
                     REPORT OF THE COMPENSATION COMMITTEE OF THE
                                BOARD OF DIRECTORS ON
                                EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------



    The Compensation Committee's goal in setting executives' compensation is to attract, retain, motivate and reward highly qualified executive officers to achieve the Corporation's business objectives. This executive compensation program is integrated with the Corporation's annual and long-term business plans in order to provide a strategic link between corporate performance and attainment of corporate goals and executive compensation. The components of the corporate compensation program are base salary, performance incentives (bonus), and the Stock Benefit Plan.

    The Compensation Committee annually reviews all aspects of the compensation for the Chief Executive Officer, President and Executive Vice President and reviews the appropriateness of executive compensation and benefit programs. The Compensation Committee also recommends salary levels for subsidiary senior management which are adopted by the subsidiary Boards of Directors. The Committee is also responsible for recommending to the Board of Directors, the specific individual annual goals and objectives of the Chairman of the Board (Chief Executive Officer), the President (Chief Operating Officer), and the Executive Vice President (Chief Financial Officer).

    The Compensation Committee's approach in setting compensation for executive officers is to review their compensation relative to the Corporation's financial results, including growth in earnings, increase in share value, the rate of return on assets and equity, and various measures of productivity and efficiency. Additionally, the Committee reviews performance relative to attainment of specific corporate and individual objectives that are set prior to each year. The Committee also considers the Corporation's standing in the communities it serves, ratings by regulatory authorities, and views of the Corporation's independent auditors.

    In determining each executive officer's total compensation, the Compensation Committee reviews studies primarily prepared by the Illinois Bankers Association and Alex Sheshunoff & Co., among others. The surveys compile total compensation data based on asset size and geographic region including salary ranges by position. The Committee has additionally employed the services of a nationally recognized consulting firm to review the Corporation's total compensation programs. The Illinois Bankers and Sheshunoff studies have been of limited use in determining appropriate compensation at the corporate level due to their small sample size. The Committee has found these studies to be more useful in setting individual bank subsidiary salary ranges. The Committee has generally used a range of 50-75 percentile in setting base salaries for subsidiary executives depending upon experience and performance. The outside consultants have advised the Compensation Committee on salary ranges for the Corporation's executive officers and the Committee has set these salaries as they felt was appropriate.

    The Compensation Committee has also established a peer group for each bank and for the Corporation for purposes of establishing financial objectives and comparison thereto. The financial objectives are return on average assets and return on average equity. The peer groups include companies of similar size in appropriate geographic areas. The Corporation's peer group includes 43 bank holding companies between $350 million and $1.5 billion in size, located in 29 counties in an area generally described as from Milwaukee, Wisconsin on the west side of Lake Michigan and around the lake to Kalamazoo, Michigan on the eastern side of Lake Michigan.

    The base salaries and annual incentive objectives for the current year are established prior to the beginning of the fiscal year. The level of incentive compensation is determined by the Committee after year end based upon a review of performance against predetermined objectives. The 1996 objectives ranged between 0.87% and 1.50% for return on average assets and between 11.0% and 19.0% for return on average equity.

    For the year 1996, the Committee increased Messrs. Castle and Beaty's base salary by $7,500 and $11,300, respectively, compared to the year ended 1995. In recognition of Mr. McInnes' reduction to two-thirds employment, his base salary was reduced by $55,800 compared to the year ended 1995. Mr. McInnes is on a phased in retirement schedule and is expected to retire from employment by year-end 1997. The Committee considered several factors in adjusting the base salaries: (i) relative base salary as compared to others; (ii) successful integration of Premier Home Financing, Inc. into the company; (iii) continued improvement in share value relative to prior years; (iv) favorable perception by the local community, regulators and outsourced professional consultants; (v) the progress attained in consolidating and streamlining EDP operations, accounting, and marketing; (vi) the successful implementation of new products and services such as a "check card" and "telebanking"; (vii) the progress attained in consolidating and implementing a company wide human resource program; (viii) improved investor relations; (ix) the successful incorporation and comments of the strategic plan, principles and ethics, objectives and strategies into the corporate culture; and (x) consultation with other members of the Board. The Committee also granted incentive compensation (bonuses) to Messrs. Castle, McInnes and Beaty in the amount of $27,938, $12,420, and $18,630, respectively. The annual incentive program (bonus) awards are based upon the Corporation's attainment of the preset financial objectives stated above (70% weight) and the executive officers' attainment of individual non-financial objectives (30% weight). The incentives are based upon a percentage of compensation and can be in a range of zero to a maximum of 150% of eligible incentive compensation. Evaluation of non-financial individual objectives are subjective in nature. In 1996, all three executives were awarded 83.33% for the attainment of eligible non-financial objectives and zero for the Corporation's failure to meet the financial objectives.

    Submitted by the Compensation Committee of the Board of Directors:

                        John. B. Hiatt, Chairman
                        Bruce P. Bickner
                        Robert T. Boey
                        Louis P. Brady
                        Peter H. Henning


--------------------------------------------------------------------------------
                         COMMON STOCK PRICE PERFORMANCE GRAPH
--------------------------------------------------------------------------------


    The following graph compares on a cumulative basis the monthly percentage changes since May 6, 1995 (the date on which the Common Stock was registered under Section 12 of the Securities Exchange Act of 1934) in (a) the total stockholder return on the Common Stock, (b) the total return of companies in the NASDAQ Market Index ("NASDAQ Index"), and (c) the total return of all banking organizations traded on the NASDAQ Market ("Bank Group"). The total return information presented assumes the reinvestment of dividends. The graph assumes $100 was invested on May 6, 1995, in the Common Stock, the NASDAQ Index and the Bank Group.

                                    [Insert graph]

         ADJUSTED FOR GRAPHING:

             NASDQ     BANK      CBI
 5/31/95     1.000     1.000     1.000
 6/30/95     1.081     1.043     1.006
 7/31/95     1.155     1.090     1.040
 8/31/95     1.175     1.143     1.050
 9/30/95     1.198     1.186     1.041
10/31/95     1.192     1.183     1.053
11/30/95     1.216     1.234     1.072
12/31/95     1.210     1.256     1.121
 1/31/96     1.215     1.258     1.152
 2/28/96     1.253     1.272     1.152
 3/31/96     1.257     1.295     1.211
 4/30/96     1.340     1.290     1.294
 5/31/96     1.385     1.307     1.299
 6/30/96     1.340     1.312     1.299
 7/31/96     1.251     1.299     1.350
 8/31/96     1.307     1.370     1.375
 9/30/96     1.384     1.418     1.398
10/31/96     1.373     1.461     1.433
11/30/96     1.435     1.536     1.411
12/31/96     1.434     1.542     1.422

--------------------------------------------------------------------------------
                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

    As of March 3, 1997 the only persons or groups who are known to the Corporation to be the beneficial owners of more than 5% of the Common Stock were the following individuals (Messrs. Castle and McInnes are directors and executive officers of the Corporation):

 NAME AND ADDRESS OF BENEFICIAL OWNER   AMOUNT AND NATURE OF BENEFICIAL     PERCENT OF
                                               OWNERSHIP(1),(2)               CLASS

John W. Castle                                      243,598                  11.74%
  208 Miller                                     -------------               ------
  DeKalb, Illinois 60115

James N. McInnes                                    136,231                   6.57
  25 Edgebrook Drive                             -------------               ------
  Sandwich, Illinois 60548

Ernest A. Basler                                    147,213   (3)             7.10
  518 East Sixth Street                          -------------               ------
  Sandwich, Illinois 60548


-----------------------------

(1) Except as otherwise indicated in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his name.

(2) The beneficially owned shares include the following shares which the beneficial owner has the right to acquire within 60 days through the exercise of stock options: Mr. Castle - 15,000 shares; Mr. McInnes - 10,000 shares; and Mr. Basler - 8,000 shares.

(3) Includes 109,725 shares held jointly by Mr. Basler with his wife.

    The following table shows the number of shares of Common Stock beneficially owned as of March 3, 1997, for each director and each executive officer named in the Summary Compensation Table herein, except for the two directors and named executive officers listed above who own more than 5% of the Common Stock, and all directors and executive officers as a group.


                             NUMBER OF SHARES
              NAME      BENEFICIALLY OWNED(1)(2)           PERCENT OF CLASS
              ----      ------------------------           ----------------

  Larry D. Beaty                 32,850                           1.58%
                              -----------                        ------
  Bruce P. Bickner               31,042                           1.50
                              -----------                        ------
  Robert T. Boey                 10,647  (3)                       *
                              -----------
  James V. Bowers                33,668  (4)                      1.62
                              -----------                        ------
  Louis P. Brady                 24,450  (5)                      1.18
                              -----------                        ------
  Nancy D. Castle                22,350                           1.08
                              -----------                        ------
  Peter H. Henning                3,870  (6)                       *
                              -----------
  John B. Hiatt                   7,216                            *
                              -----------
  Donald E. Kieso                18,167                            *
                              -----------
  William R. Monat               14,042  (7)                       *
                              -----------
 All Directors and Executive    714,032                          33.54
   Officers as a Group        -----------                        ------
   (22 persons)

---------------------------------

*Less than one percent (1%).

(1) Except as otherwise indicated in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his or her name.

(2) The beneficially owned shares include the following shares which the beneficial owner has the right to acquire within 60 days through the exercise of stock options: Mr. Beaty - 8,000 shares; Mr. Bowers - 4,000 shares; each other individual listed - 6,000 shares; and all directors and executive officers as a group - 46,475 shares.

(3) Includes 1,965 shares held jointly by Mr. Boey and his wife.

(4) Includes 450 shares held jointly by Mr. Bowers and his wife.

(5) Includes 12,000 shares held jointly by Mr. Brady and his wife and 11,700 shares held jointly by Mr. Brady and Gladys Brady.

(6) Includes 120 shares held jointly by Mr. Henning and his wife.

(7) Includes 5,200 shares held jointly by Dr. Monat and his wife.


--------------------------------------------------------------------------------
                             TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------


    Several of the Corporation's directors and their affiliates, including corporations and firms of which they are officers or in which they or members of their families have an ownership interest, are customers of the banking subsidiaries of the Corporation. These persons, corporations and firms have had transactions in the ordinary course of business with the banking subsidiaries of the Corporation, including borrowings of material amounts, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    In 1997 FNB entered into a contract with John B. Hiatt, who is a director of both the Corporation and FNB, to assist as Construction Manager on the remodeling of an existing building owned by FNB, which the Corporation will lease for offices. The contract is standard for the industry and compensates Mr. Hiatt 31/2% of construction costs, which costs are estimated not to exceed $500,000 and which do not include architect, engineer, landscaping, parking lot, and signage expenses. Mr. Hiatt is very experienced in the construction business and is retired from Hiatt Brothers, a commercial construction company.


--------------------------------------------------------------------------------
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------


    Based solely upon its review of Forms 3, 4 and 5 and any amendment thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, and written representations from the directors and executive officers that no other reports were required, the Corporation is not aware of any director, officer or beneficial holder of 10% of its Common Stock that failed to file any such reports on a timely basis during 1996.


--------------------------------------------------------------------------------
                            INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


    The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to serve as the independent auditors of the Corporation and its subsidiaries for the fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has served as the

Corporation's independent auditors since its inception in 1984. A representative from KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.


--------------------------------------------------------------------------------
                                STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------


    In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office no later than November 21, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


--------------------------------------------------------------------------------
                                    OTHER MATTERS
--------------------------------------------------------------------------------


    The Board of Directors of the Corporation does not intend to present any other matters for action at the Annual Meeting, and the Board has not been informed that other persons intend to present any other matters for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Board of the Corporation.

    The Corporation's Annual Report to Stockholders accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.


                                  By Order of the Board of Directors,


                                       David B. Castle
                                          SECRETARY
March 21, 1997

--------------------------------------------------------------------------------
                                      FORM 10-K
A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO DAVID B. CASTLE, SECRETARY, CASTLE BANCGROUP, INC., 208 WEST LOCUST STREET, DEKALB, ILLINOIS 60115.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                                    PROPOSAL NO. 2

    BE IT RESOLVED, that Subpart C, NUMBER OF DIRECTORS, of Article Sixth of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                                    ARTICLE SIXTH

    C.   CLASSIFIED BOARD OF DIRECTORS.

         SECTION 1. NUMBER, ELECTION AND TERMS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board of directors then in office. The board of directors shall be divided into three classes, the number of directors in each class to be fixed by the board of directors. The initial term of office of Class I directors shall expire at the annual meeting of stockholders to be held in 1998; the initial term of office of Class II directors shall expire at the annual meeting of stockholders to be held in 1999; and the initial term of office of Class III directors shall expire at the annual meeting of stockholders to be held in 2000, and in each case until their respective successors are elected and qualified. At each annual meeting of stockholders, directors shall be chosen to succeed those whose terms then expire and shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election, and in each case until their respective successors are elected and qualified.

         The names of the persons who are to serve as the initial directors of each class of directors of the Corporation until their successors are elected and qualified or until their earlier resignation or removal are as follows:


                           Name          Class Designation
                           ----          -----------------

                       John B. Hiatt            I
                     William R. Monat           I
                      Robert T. Boey            II
                     Donald E. Kieso            II
                     James N. McInnes           II

                     Bruce P. Bickner           III
                      John W. Castle            III
                     Peter H. Henning           III

         SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Newly created directorships shall be allocated among the classes of directors so that each class of directors shall consist, as nearly as possible, of one-third of the total number of directors.

         SECTION 3. REMOVAL. Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section as one class.

                                                                     EXHIBIT B

                                PROPOSAL NO. 3

    BE IT RESOLVED, that Subpart C, CLASSIFIED BOARD OF DIRECTORS, of Article Sixth of the Certificate of Incorporation of the Corporation be amended to include the following Section 4:

         SECTION 4. AMENDMENT, ALTERATION OR REPEAL. In addition to any affirmative vote that may be otherwise required, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section as one class, shall be required to amend, alter or repeal in any respect, or adopt any provision inconsistent with, this Subpart C of Article Sixth.

                                **********************

                                CASTLE BANCGROUP, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 1997

    The undersigned hereby appoints John W. Castle and James N. McInnes, each with the power to act without the other and with full power of substitution, as the attorneys and Proxies of the undersigned to represent and vote all shares of common stock of Castle BancGroup, Inc. (the "Corporation"), standing in the name of the undersigned at the close of business on March 14, 1997, at the Annual Meeting of Stockholders of the Corporation to be held in the community room of First National Bank in DeKalb/Sycamore, 511 West State Street, Sycamore, Illinois 60178, at 2:00 p.m., on Wednesday, April 23, 1997 or at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present on all matters coming before said meeting, as follows:

             (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

/x/ Please mark your
    votes as in this
    example

                                                      WITHHOLD
                           FOR all nominees           AUTHORITY
                           listed at right       to vote for one or
                        (except as indicated to     more nominees
                          the contrary below)    as shown at right
1.  Election as                 / /                      / /            Nominees:   John B. Hiatt
    directors of the                                                                William R. Monat
    eight nominees                                                                   Robert T. Boey
    listed at right.                                                                Donald E. Kieso
                                                                                    James N. McInnes
                                                                                    Bruce P. Bickner
                                                                                    John W. Castle
                                                                                    Peter H. Henning



INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.

-------------------------------------------------


                                                  FOR    AGAINST    ABSTAIN
2.  Approval of the amendment to the             / /      / /        / /
    Certificate of Incorporation of the
    Corporation to classify the Board of
    Directors.

3.  Approval of the amendment to the             / /      / /        / /
    Certificate of Incorporation to adopt a
    supermajority voting requirement to alter, amend, or repeal the classified Board provisions set forth in proposal No. 2.

4. In their discretion, on such other matters that may properly come before the meeting and any adjournments thereof.

The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" MATTERS 4, 2 AND 3.

This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

Please sign below, date and return promptly.


SIGNATURE                                                      DATED
          -----------------------------------------------------     ------------
                              SIGNATURE IF HELD JOINTLY

IMPORTANT: Please sign exactly as name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. If executed by a Corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.
For joint accounts, each joint owner must sign.